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                                                                   EXHIBIT 10.35

                                 April 29, 2004

VIA FACSIMILE ((415) 371-1134) AND FEDERAL EXPRESS

RedEnvelope, Inc.
201 Spear Street, Suite 300
San Francisco, CA  94105
Attention: Alison May, President and CEO

      RE: WAIVERS UNDER AND AMENDMENT OF THE REVOLVING CREDIT AND SECURITY AGREEMENT DATED AS OF JUNE 13, 2003, BETWEEN REDENVELOPE, INC. ("BORROWER") AND CAPITALSOURCE FINANCE LLC, AS AGENT AND LENDER ("AGENT") (AS AMENDED, MODIFIED, SUPPLEMENTED AND/OR RESTATED TO DATE AND FROM TIME TO TIME, THE "AGREEMENT")

Dear Alison:

            Reference is hereby made to the Agreement. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement.

            Pursuant to Section 7.1 and paragraph 1 of Annex I of the Agreement, Borrower was required to maintain minimum EBITDA of at least $3,100,000 as measured on the last calendar day of the Borrower's accounting quarter ending on or closest to March 31, 2004 (the "MARCH TEST DATE"). Borrower has informed Agent that its EBITDA as measured on the March Test Date was $(1,631,000). Borrower's failure to maintain such minimum required EBITDA constitutes an Event of Default under the Agreement (the "EBITDA EXISTING DEFAULT").

            Pursuant to Section 7.1 and paragraph 2 of Annex I of the Agreement, Borrower was required to maintain Inventory Percentages not exceeding 51%, 41% and 42% respectively as measured on the last calendar day of each of the Borrower's accounting months ending on or closest to January 31, 2004, February 28, 2004 and March 31, 2004, respectively (each, an "INVENTORY TEST DATE"). Borrower has informed Agent that its Inventory Percentage as measured on each applicable Inventory Test Date was 56%, 55% and 49%, respectively. Borrower's failure to maintain such maximum required Inventory Percentages constitute Events of Default under the Agreement (collectively, the "INVENTORY EXISTING DEFAULTS," and together with the EBITDA Existing Default, the "EXISTING DEFAULTS").

            Pursuant to Section 8(i)(i) of the Agreement and the definition of "Change of Control" in the Agreement, an Event of Default would occur if Hilary Billings were to cease being employed as Brand Strategist of Borrower and not be replaced within sixty (60) calendar days by an interim Brand Strategist and within 180 calendar days by a permanent Brand Strategist, each to Agent's satisfaction as determined in its Permitted Discretion. Borrower has informed Agent that Hilary Billings is resigning from the Borrower and that Borrower does not

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RedEnvelope, Inc.
April 29, 2004
Page 2

intend to replace her. Such resignation and failure to replace Hilary Billings would be an Event of Default (the "ANTICIPATED DEFAULT").

            Subject to the terms of this waiver and amendment letter, (A) Agent hereby waives the Existing Defaults and the Anticipated Default, and (B) Borrower and Agent hereby amend the definition of "Change of Control" in the Agreement by deleting clause (v)(A) of such definition in its entirety and deleting the words "or (B)" in such definition such that what was clause (v)(B) is now just clause (v) of said definition, provided that (i) Agent shall have received the countersignatures of Borrower on this letter agreeing to the terms of this waiver and amendment letter, (ii) all representations, warranties, covenants and agreement of Borrower in the Agreement and Loan Documents shall be true and correct in all material respects at and as of the date hereof as though then made, except (A) to the extent of the changes caused by the transactions expressly contemplated herein, and (B) for such representations and warranties as by their terms expressly speak as of an earlier date, and (iii) there shall be no Default or Event of Default under the Agreement or other Loan Documents after giving effect to this waiver letter and the waiver contemplated hereby.

            In order to induce Agent to execute and deliver this waiver and amendment letter, Borrower hereby represents and warrants that no Default or Event of Default exists on the date hereof after giving effect to the waivers and amendment contemplated hereby. In consideration of the foregoing, Borrower hereby ratifies and confirms all of its Obligations pursuant to the Agreement and other Loan Documents.

            Except as expressly set forth herein, (i) the Loan Documents remain in full force and effect, (ii) this waiver and amendment letter shall not be deemed to be a waiver, amendment or modification of, or consent to or departure from, any provisions of any Loan Document or to be a waiver of any Default or Event of Default under any Loan Document whether arising before or after the date hereof (except for the specific waivers and amendment referenced above in this waiver and amendment letter), and (iii) this waiver and amendment letter shall not preclude the future exercise of any right, remedy, power or privilege available to Agent whether under the Loan Documents or otherwise and shall not be construed or deemed to be a satisfaction, novation, cure, modification, amendment or release of the Note, Obligations or any Loan Document.

            This waiver and amendment letter (i) constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect hereto are expressly superseded hereby, (ii) shall be governed by and construed in accordance with the laws of the State of Maryland, and (iii) shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. This waiver and amendment letter may be executed in one or more counterparts (which taken together shall constitute one and same instrument) and by facsimile transmission, which facsimile signatures shall be considered original executed counterparts.

            All representations and warranties made in this waiver and amendment letter shall survive the execution and delivery of this waiver letter and no investigation by Agent shall affect such representations or warranties or the right of Agent to rely upon them.

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RedEnvelope, Inc.
April 29, 2004
Page 3

            Please indicate your consent to the terms and conditions of this waiver and amendment letter by signature of your authorized officer in the space indicated below.

                                     Very truly yours,

                                     CAPITALSOURCE FINANCE LLC

                                     By: /s/ JOSEPH TURITZ
                                       Name:  Joseph Turitz
                                       Title: General Counsel, Corporate Finance

ACKNOWLEDGED AND AGREED TO as of April 29, 2004

REDENVELOPE, INC.

By: /s/ ALISON L.MAY
Name:  Alison L. May
Title:  President & C.E.O.